Exhibit 99.1
Capital Corp of the West Reaches Agreement with the Federal Reserve to Strengthen Internal Operations
MERCED, Calif. – July 23, 2008 – Capital Corp of the West (NASDAQ: CCOW), parent company of County Bank, today announced that it has entered into a Written Agreement with the Federal Reserve Bank of San Francisco. The Company disclosed the possibility of such an agreement in its year-end 2007 earnings press release on April 2, 2008.
The Agreement outlines a number of items that have been agreed upon by Capital Corp of the West, County Bank and the Federal Reserve Bank, including improvements in risk management, lending and credit administration, asset improvement and Board oversight. The Agreement requires approval from the Federal Reserve Bank before payment of dividends to shareholders can be resumed.
“We have anticipated reaching this Agreement with the Federal Reserve since the first quarter and proactively developed a comprehensive Company-wide action plan at that time to address all of the items now outlined in this Agreement,” said Director Donald T. Briggs, Jr., Chairman of the Regulatory Oversight Committee. “The Company’s Board of Directors and executive management team have been working very hard over the past several months to complete these action items and expect to do so in the near future. We did not wait for an official Agreement to be reached before implementing our action plan.”
The Agreement does not impact County Bank’s normal day-to-day branch operations.
About Capital Corp of the West
Capital Corp of the West, a bank holding company established November 1, 1995, is the parent company of County Bank, which has more than 30 years of service as “Central California’s Community Bank.” County Bank currently has 40 branch offices serving 13 counties in California. Its primary concentration is in California’s Central Valley. As of the latest FDIC data, County Bank has a 7.29 percent market share in the six Central California counties in which it has a significant retail branch presence, ranking County Bank fifth out of 41 financial institutions in that market area.
Contact Information
For further information, contact Thomas Smith, First Vice President, Director of Marketing, at 209-725-4540.
Safe Harbor
This press release includes forward-looking statements and information is subject to the “safe harbor” provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In addition to historical information, this press release includes certain forward-looking statements that are subject to risks and uncertainties and include information about possible or assumed future results of operations. Many possible events or factors could affect the future financial results and performance of the Company. This could cause results or performance to differ materially from those expressed in our forward-looking statements. Words such as “expects”, “anticipates”, “believes”, “estimates”, “intends”, “plans”, “assumes”, “projects”, “predicts”, “forecasts”, variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Certain of these risks, uncertainties and assumptions are discussed in the Risk Factors section of the Company’s Form 10-Q for the quarter ended March 31, 2008 and Form 10-K for the year ended December 31, 2007. Among the factors that may cause future performance to vary significantly from current expectations are uncertainties in the following areas: local, national and international economic conditions; volatility in the credit, equity and other markets; competition; volatility of real estate values and difficulties in obtaining current information on values; the Company’s credit quality and the adequacy of its allowance for loan losses; actions by banking regulators in response to the Company’s loan losses; deposit customer confidence in the Company and the sufficiency of the Company’s cash and liquid assets to meet high levels of withdrawal requests resulting from announcement of unfavorable operating results; availability of borrowings from the Federal Reserve Bank and Federal Home Loan Bank; changes in market interest rates; risks in integrating acquired businesses and branches; regional weather and natural disasters; the possible adverse effect of concentrations in the loan portfolio; turmoil in credit and capital markets and potential impaired access to additional capital if needed; potential adverse changes in market interest rates; and the effect of existing and future regulation of the banking industry and the Company in particular; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences or acts of this type; outbreak or escalation of hostilities in which the United States is involved, any declaration of war by the U.S. Congress or any other national or international calamity, crisis or emergency. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.
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